Exhibit 10.8

NOMADICS, INC.

COLIN J. CUMMING EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into as of August 24, 2005 (the “Effective Date”) by and between Nomadics, Inc. (the “Company”), and Colin J. Cumming (“Employee”).

1. Duties and Scope of Employment.

(a) Positions and Duties. As of the Effective Date, Employee will serve as the Chief Executive Officer of the Company. Employee will render such business and professional services in the performance of his duties, consistent with Employee’s position within the Company, as shall reasonably be assigned to him by the Company’s Board of Directors (the “Board”). The Board shall in its sole discretion, have the right at any time to remove the Employee from his position as Chief Executive Officer of the Company and in such event the Board shall, after consultation with the Employee, reasonably determine the Employee’s new title and responsibilities and to whom the Employee will report; provided, further, that in the event of any such changes, Employee’s compensation and benefits shall remain unchanged and the geographic location of Employee’s employment may be changed to within 50 miles of his then current employment, and that the Employee’s position shall be at the executive management level, subject to the right under this Agreement of the Employee or the Company to terminate Employee’s employment at any time. If the Employee is elected or appointed to be a director or officer of the Company or any Subsidiary during the term of this Agreement, he shall serve in such capacity or capacities without additional compensation. The period of Employee’s employment under this Agreement is referred to herein as the “Employment Term.”

(b) Obligations. During the Employment Term, Employee will perform his duties faithfully and to the best of his ability and will devote his full business efforts and time to the Company. For the duration of the Employment Term, and except with respect to those organizations and businesses listed on Exhibit B, Employee agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior written approval of the Board. The parties agree that Employee may serve as an employee, officer and/or director of ICx Technologies, Inc. and any or all of its Affiliates.

2. At Will Employment. The parties agree that Employee’s employment with the Company will be “at will” employment and may be terminated at any time with or without cause or notice. Employee understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of his employment with the Company.

3. Confidentiality. Employee agrees to execute and comply with the terms and conditions of the ICx Technologies, Inc. At Will Employment, Confidential Information, Non-Competition, and Invention Assignment Agreement, a copy of which is attached as Exhibit A and is incorporated by this reference.

4. Compensation.

(a) Base Salary. During the Employment Term, the Company will pay Employee as compensation for his services a base salary at the annualized rate effective as of the date of this Agreement (the “Base Salary”). The Base Salary will be reviewed periodically at intervals not less frequently than annually by the Board of Directors (or the Compensation Committee of the Board of Directors) of the Company for the purpose of considering increases thereof. The Base Salary will be paid periodically in accordance with the Company’s normal payroll practices and be subject to the usual, required withholding.

(b) Bonus. Subject to the achievement of certain reasonable objectives that the Compensation Committee of the Board may establish, the Employee shall be eligible to receive an annual cash bonus (“Bonus”) which shall be determined by the Board of Directors (or the Compensation Committee) of the Board of Directors of the Company in its sole discretion. The Company shall have the right to condition the payment of each Bonus on the Employee signing a document reasonably acceptable to the Company pursuant to which the Employee confirms, ratifies and agrees that this Agreement, and the ICx Technologies, Inc. At Will Employment, Confidential Information, Non-Competition, and Invention Assignment; and all of its provisions are valid and binding and are enforceable against the Employee in accordance with their terms. Employee may also serve as a director, officer and/or employee of ICx Technologies, Inc. and/or any of its Affiliates (collectively, “ICx”) and shall be entitled to receive such bonus and other compensation and perquisites as ICx may determine.

(c) Stock Options. Employee shall be eligible to receive options from time to time during the term of this Agreement as provided by the Board, in its sole discretion. Each such option granted to Employee shall provide, among other things, that in the event Employee’s employment hereunder is terminated other than for Cause, or by death or Disability, the right to exercise such option shall become fully vested as of the date of such termination event.

(d) Life Insurance. During the term of Employee’s employment hereunder, the Company shall, at the Company’s cost, continue to maintain in full force and effect life insurance insuring the life of the Employee under Policy No. 15-615-414 in the face amount of $1,500,000 issued by Northwestern Mutual and under Policy No. FK3322090 in the face amount of $2,000,000 issued by Zurich/Chase, and Employee shall retain all rights to designate the beneficiary or beneficiaries under each such policy. Any and all proceeds payable under the terms of each such policy shall be payable to such persons and in accordance with Employee’s designation. Upon the termination of Employee’s employment hereunder for any reason, Employee shall have the option and right, subject to agreement by the insurance underwriter, to assume ownership of each such policy and, upon Employee’s request, the Company will assign all rights, titles and interests in and under each such policy to Employee or Employee’s designee. The life insurance to be provided under this sub-section (d) is in addition to the insurance coverage required by the Acquisition Agreement.

5. Employee Benefits. During the Employment Term, Employee will be entitled to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other comparable employees of the Company. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

6. Vacation. Employee will be entitled to paid vacation of three weeks per year in accordance with the Company’s vacation policy, with the timing and duration of specific vacations mutually and reasonably agreed to by the parties hereto.

7. Expenses. The Company will reimburse Employee for reasonable travel, entertainment or other expenses incurred by Employee in the furtherance of or in connection with the performance of Employee’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.

8. Severance. Upon termination of employment for any reason, Employee shall receive payment of (a) his Base Salary, as then in effect, earned but unpaid through the date of termination of employment, (b) any accrued but unpaid bonus, (c) all accrued vacation, expense reimbursements and any other benefits (other than severance benefits, except as provided below) due to Employee through the date of termination of employment in accordance with established Company plans and policies or applicable law (the “Accrued Obligations”) and, (d) the Company shall assign to Employee all of the Company’s rights, titles and interests in policies of life insurance on the life of Employee, including in the cash surrender values thereof. In addition, the following will apply:

(a) Involuntary Termination. If the Company terminates Employee’s employment with the Company for reasons other than Cause, or by reason of Employee’s death or Disability, then, subject to Employee’s compliance with Section 8(d), Employee shall be entitled to receive:

(i) Accrued Obligations; and

(ii) Continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his Base Salary rate, as then in effect, for a period of twelve (12) months from the date of such termination (herein after the “Severance Term”), to be paid periodically in accordance with the Company’s normal payroll policies, provided that the Company shall, in its sole discretion, have the right to extend the length of the Severance Term for up to an additional twelve (12) months at its choosing (such extended period being referred to as the “Extended Severance Term”) in which case (a) the severance pay to be paid to Employee during the Extended Severance Period shall be 200% of the rate of severance pay during the Severance Term, and (b) the length of the Noncompete Period, as defined in the ICx Technologies, Inc. At Will Employment, Confidential Information, Non-Competition, and Invention Assignment Agreement, shall be commensurately extended. For the avoidance of doubt, if the Company elects to extend the length of the Severance Term by three months, the length of the Noncompete Period, as defined in the ICx Technologies, Inc. At Will Employment, Confidential Information, Non-Competition, and Invention Assignment Agreement, shall be extended by three months. In the event the Employee accepts other employment or engages in his own business prior to the last date of the Severance Term, the Employee shall forthwith notify the Company.

(b) Voluntary Termination; Termination for Cause. If Employee’s employment with the Company terminates voluntarily by Employee or for Cause by the Company, then Employee will only be eligible for his Accrued Obligations.

(c) Termination by Death or Disability. The Employee’s employment shall automatically terminate upon his death and upon such event, the Employee’s estate shall be entitled to receive the Accrued Obligations. The Employee’s employment shall terminate upon his Disability and upon such event, the Employee shall be entitled to receive the Accrued Obligations.

(d) Conditions to Receive Severance Package. Except for the Accrued Obligations, the severance payments described in this Section 8 will be provided to Employee if the following conditions are satisfied: (i) Employee complies with all surviving provisions of the ICx Technologies, Inc. At Will Employment, Confidential Information, Non-Competition, and Invention Assignment Agreement and any other confidentiality or proprietary rights agreement signed by Employee; and (ii) Employee executes and delivers to the Company, and does not revoke, a full general release, in a form acceptable to the Company, releasing all claims, known or unknown, that Employee may have against the Company, and any Subsidiary or related entity, their officers, directors, employees and agents, arising out of or any way related to Employee’s employment or termination of employment with the Company, except for claims arising under this Section 8 of this Agreement.

9. Definitions.

(a) Subsidiary. For purposes of this Agreement, “Subsidiary” is defined as any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by the Company directly or through one or more subsidiaries.

(b) Cause. For purposes of this Agreement, “Cause” is defined as termination of employment for one of the following reasons: (i) the conviction of Employee by a federal or state court of competent jurisdiction of a felony which relates to Employee’s employment with the Company; (ii) an act or acts of dishonesty taken by Employee and intended to result in substantial personal enrichment of the Employee at the expense of the Company; (iii) Employee’s willful “failure” to follow a direct lawful written order from the Board within the reasonable scope of Employee’s duties, which failure is not cured within fifteen (15) days; (iv) commission nor omission of other wrongful acts that injure or damage the Company in any material respect or which materially enriches Employee; or (v) any violation of the written policies and procedures of the Company after reasonable notice to cease and desist. Further, for purposes of this Subsection (9)(b), no act, or failure to act, on Employee’s part shall be deemed “willful” unless done, or admitted to be done, by Employee not in good faith and without reasonable belief the Employee’s action or omission was in the best interest of the Company.

(c) Disability. For purposes of this Agreement, “Disability” means Employee being unable to perform the principal functions of his duties due to a physical or mental impairment, but only if such inability has lasted or is reasonably expected to last for at least three months of any twelve month period. Whether Employee has a Disability will be determined by the Board based on evidence provided by one or more physicians selected by the Board.

(d) Acquisition Agreement. For purposes of this Agreement, “Acquisition Agreement” means the Agreement and Plan of Acquisition, made and entered into as of an even date herewith, by and among ICx Technologies, Inc., the Company, and the principal stockholder of the Company.

(e) Affiliate. For purposes of this Agreement, the term “Affiliate” shall have the same meaning as that term is defined in the Acquisition Agreement.

10. Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Employee upon Employee’s death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes; provided that the obligations of the Company hereunder shall continue in full force and effect irrespective of any such succession For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Employee to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. The Company shall have the right to assign its rights and obligations under this Agreement to any Affiliate of the Company, but no such assignment shall constitute a release of the Company of its obligations under this Agreement. Any other attempted assignment, transfer, conveyance or other disposition of Employee’s right to compensation or other benefits will be null and void.

11. Notices. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

If to the Company:

Nomadics, Inc.

1024 S. Innovation Way

Stillwater, OK 74074

If to Employee:

at the last residential address known by the Company.

12. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

13. Waiver and Amendments. Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Board. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

14. Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof, affect the meaning or interpretation of this Agreement or of any term or provision hereof.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

16. Consent to Jurisdiction. Each of the parties hereby irrevocably and unconditionally consents to the jurisdiction of any federal or state court of Oklahoma sitting in Payne County and irrevocably agrees that all actions or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby shall be litigated exclusively in such Courts. Each of the parties agrees not to commence any legal proceeding related hereto except in such Court. Each of the parties irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding in any such Court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such Court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties agrees that the prevailing party in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be entitled to recover its reasonable fees and expenses in connection therewith, including legal fees.

17. Integration. This Agreement, together with the ICx Technologies, Inc. At Will Employment, Confidential Information, Non-Competition, and Invention Assignment Agreement and any similar confidential information agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral, including that certain Confidentiality and Non-Solicitation Agreement between the Company and Employee dated February 18, 2004. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

18. Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

19. Governing Law. This Agreement will be governed by the laws of Oklahoma (with the exception of its conflict of laws provisions).

20. Acknowledgment. Employee acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.

COMPANY:

NOMADICS, INC.

By:	/s/ James H. Luby	Date:
Title:	C.O.O

EMPLOYEE:

/s/ Colin J. Cumming		Date:
Colin J. Cumming

Exhibit A

At Will Employment, Confidential Information,

Non-Competition, and Invention Assignment Agreement

Exhibit B

Other Business Interests of Employee

i2e

OCAST

BancFirst

National Learning Systems, Inc.

Triple C Ranch

Engius, LLC

VigiLink Corporation